Execution Version

CONSULTING AGREEMENT

12/18/2024

This CONSULTING AGREEMENT (the "**Agreement**") dated as of December , 2024 between **Milestone Scientific, Inc.,** a Delaware corporation (the "**Company**"), and RH Consulting LLC, a Massachusetts limited liability company, ("**Consultant**").

WHEREAS, Arjan Haverhals ("**AH**") is the controlling member of Consultant; and

WHEREAS, AH is currently the Chief Executive Officer of the Company and he has advised the Chairman of the Board of Directors of the Company (the "**Board**") that he intends to retire as an officer from the Company upon the expiration of, and not seek the renewal of, his Employment Agreement dated as of January 1, 2022 with the Company ("**AH's Employment Agreement**"), on December 31, 2024, but will continue as a director of the Company; and

WHEREAS, the Board desires to provide for AH's continued services to the Company in connection with the development and growth of the Company, and participation in certain transition services prior to and for a reasonable period of time after the hiring by the Company of his successor; and

WHEREAS, since AH possesses unique knowledge and information with respect to the Company's business and operations, including its reimbursement opportunities and its distributors, vendors, suppliers and affiliates, the Company desires to retain the services of Consultant to provide for AH to perform consulting services to the Company to ensure that it retains his continued services;

NOW, THEREFORE, in consideration of the premises and covenants herein contained, the parties hereto agree as follows:

1. **ENGAGEMENT**. Subject to the terms of this Agreement, the Company hereby engages the Consultant, effective January 1, 2025 (the "**Effective Date**"), to perform those Services as are set forth on Schedule A hereto (the "**Services**"), through AH. Consultant shall cause such Services to be performed by AH. Consultant shall perform such Services at such time as shall be mutually agreed to by Consultant and the Company. The Company has the right to exercise general supervision over the results to be derived from the Services and the date by which such Services will be completed, and will determine whether such Services were satisfactory to the Company.

2. **ACKNOWLEDGMENT**. The Company acknowledges that, subject to the limitations set forth in this Agreement, the Consultant and AH each is free to engage in other business-related activities as an employee or otherwise for other persons or entities.

3. **LOCATION**. The Consultant will primarily perform the Services at its own premises and at such other locations as shall be agreed to by the Consultant and the Company.

4. **TERM OF AGREEMENT**. This Agreement shall be effective on the Effective Date and continue until terminated as herein provided (the "**Term**").

5. **COMPENSATION**.

(a) The Company will compensate the Consultant at the rate of $350,000 in cash payment per year, payable at the rate of $150,000 in respect of the first calendar quarter of 2025, and at the rate of $66,666 in respect of each subsequent calendar quarter of 2025, payable monthly in arrears, in each case in

equal monthly installments on the last day of each month of such quarter (the "**Consulting Consideration**").

(b) No other amounts shall be paid or reimbursed by the Company to the Consultant. All payments made by the Company to the Consultant will be made without deduction for federal, state or local income taxes, or other taxes, except as shall otherwise be required by applicable law.

(c) During the Term, Consultant shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by it in performing Services hereunder, *provided* that such expenses are incurred and accounted for in accordance with the policies and procedures established by the Company. Air travel shall be generally in economy class, though from time to time based on circumstances exceptions may be made to business class. All business travel, including hotel arrangements, must be made through the Company. Every effort will be made by the Company to accommodate the Consultant's requested airlines, date, time of travel and hotel selection. Travel to and from the Consultant's office and/or AH's home, to and from the Company's offices or business meetings in New Jersey or the New York metropolitan area shall be at the expense of the Company.

(d) The Consultant agrees that all Services will be rendered as an independent contractor. Neither the Consultant nor AH is or shall be considered as an employee or partner of the Company. Neither the Consultant nor AH shall have any right to receive any benefits including but not limited to, health and accident insurance, life insurance, paid sick leave and/or paid vacation time. The Consultant agrees to pay all taxes and other financial obligations resulting from the consideration paid by the Company to the Consultant under this Agreement, including but not limited to self-employment taxes. The Consultant and AH each shall indemnify the Company in the event the Company is required to pay any such taxes on behalf of the Consultant or AH. In the event any law, rule, regulations or other legal obligation requires the Company to withhold and pay to a governmental entity any portion of the compensation payable by the Company to the Consultant, then the Company shall be permitted to deduct and withhold such amount from the compensation payable to the Consultant under this Agreement and thereafter the Company shall pay such withheld amount to the proper governmental entity in a timely manner.

6. **MODIFICATION OF AGREEMENT**. This Agreement may be modified by the parties hereto only by a writing executed by both parties.

7. **TERMINATION**.

(a) Notwithstanding anything contained herein to the contrary, the Company and the Consultant agree that (i) this Agreement will terminate upon the death or, upon at least thirty (30) days written notice of termination, the disability of AH in the event AH suffers an injury, or physical or mental illness or incapacity of such character as to substantially disable him from performing his duties hereunder ("**Disability**"), (ii) the Consultant may terminate this Agreement at any time for any reason or no reason upon ninety (90) days prior written notice to the other party, (iii) the Company may terminate the Services and this Agreement at any time other than for Cause or Disability by giving the Consultant written notice of such termination, which notice shall be effective ninety (90) days after the giving of such notice or such later date set forth therein, and (iv) the Company may terminate the Services and this Agreement for Cause (as defined in AH's Employment Agreement).

(b) Upon termination of this Agreement, neither the Consultant, AH nor his beneficiary or estate shall have any further rights or claims against the Company, except the right to receive (I) the Consultant's earned but unpaid Consulting Consideration, as provided in Section 5, through the effective date of such termination, and (II) reimbursement for any reimbursable expenses for which the Consultant shall not have been reimbursed, as provided in Section 5(c), and which were incurred prior to the termination date (the

amounts described in clauses (I) and (II) hereof being referred to as the "**Accrued Consulting Benefits**"); *provided*, that if this Agreement shall be terminated in accordance with clause (i) of this Section 7(a) due to Disability, and if the Consultant or AH is eligible to receive disability payments pursuant to a disability insurance policy paid for by the Company, the Company or AH, as applicable, shall assign such benefits to the Company for all periods as to which he is receiving payment under this Agreement; *provided, further,* that nothing contained in this Agreement shall affect or impair the right of AH to receive the Accrued Benefits (if any) to which he is entitled under AH's Employment Agreement; it being understood that AH shall not be entitled to Severance upon the termination of this Agreement for any reason.

(c) After termination of this Agreement, the Consultant shall not be entitled to any compensation for any periods that have not started following the date of termination.

(d) Notwithstanding anything to the contrary in the foregoing, AH shall continue to have any rights (i) in the nature of indemnification which AH may have with respect to claims against AH relating to or arising out of his employment with the Company, any benefit to which AH is entitled under any tax qualified pension plan of the Company, COBRA continuation coverage benefits or any other similar benefits required to be provided by statute as a result of his employment prior to the Effective Date by the Company, (ii) in respect of the shares or other securities or options to purchase shares or other securities of the Company owned or held by AH as of the date of termination, in all cases in accordance with the terms of the plan, agreement or arrangement governing such rights, it being the intention and agreement of the Company that whether AH shall be deprived or be entitled to retain by reason of any termination of employment any payments, options or benefits which have been vested or have been earned or to which AH is entitled as of the Effective date of such termination shall be governed by the terms of payment, grant or benefits or written agreement between the Company and AH, and (iii) any rights to COBRA or any other statutorily required rights; *provided,* that nothing contained in this Agreement shall affect or impair the right of AH to receive the Accrued Benefits (if any) in respect of the period prior to the expiration of AH's Employment Agreement to which he is entitled under AH's Employment Agreement, and for the avoidance of doubt, including his bonus for 2024 payable 50% in cash and 50% in stock (rather than 33% in cash and 67% in stock) in January 2025 and otherwise in accordance with and otherwise subject to the terms and conditions of his Employment Agreement; it being understood that AH shall not be entitled to Severance (as defined in AH's Employment Agreement) upon the termination of this Agreement for any reason.

(e) For the avoidance of doubt, for purposes of determining the amount of any Base Compensation, Bonus Compensation or other payments, the vesting of any grant or benefit, or the calculation of any other amount under AH's Employment Agreement or otherwise, neither the Term nor any Consulting Consideration shall be included.

8. <u>**REPRESENTATIONS AND COVENANTS**</u>.

(a) The Consultant and AH each represents and warrants that they have the full right and authority to enter into this Agreement and fully perform its and his obligations hereunder, that it and he is not subject to any non-competition agreement that limits or restricts his ability to perform the Services provided for in this Agreement, and that its and his past, present and anticipated future activities have not and will not infringe on the proprietary rights of others. The Consultant and AH each further represents and warrants that it and he is not obligated under any contract (including, but not limited to, licenses, covenants or commitments of any nature) or other agreement or subject to any judgment, decree or order of any court or administrative agency which would conflict with its or his obligation to use their best efforts to perform its and his duties hereunder or which would conflict with the Company's business and operations as presently conducted or proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business as an independent contractor by the Consultant or AH will conflict

with or result in a breach of the terms, conditions or provisions of or constitute a default under any contract, covenant or instrument to which the Consultant or AH is currently a party.

(b) Simultaneous with the execution of this Agreement, the Consultant and AH each shall enter into the Covenant Agreement in the form of **Exhibit A** to this Agreement, all of the terms of which, including the obligations of the Consultant and AH pursuant to the Covenant Agreement, shall survive such termination and continue in full force and effect. The Consultant and AH each agrees and acknowledges that the execution and delivery of the Covenant Agreement is a material inducement to the Company to enter into this Agreement.

9. **NOTICE**. Any notice, request, instruction or other document to be given hereunder by any party to the other party shall be in writing and shall be deemed to have been duly given when delivered personally or five (5) days after dispatch by registered or certified mail, postage prepaid, return receipt requested, to the party to whom the same is so given or made:

If to the Company:

addressed to:
Milestone Scientific Inc.
425 Eagle Rock Avenue
Suite 403
Roseland, New Jersey 07608
Attn: Chairman of the Board
Email:

with a copy to:
Golenbock Eiseman Assor Bell & Peskoe LLP
711 Third Avenue, 17th Floor
New York, New York 10022
Attn: Lawrence M. Bell, Esq.
Email: LBell@Golenbock.com

If to the Consultant or AH addressed to:
Arjan Haverhals
141 Harris Street
Methuen, MA 01844
Email: arjan.haverhals@gmail.com

or to such other address as the one party shall specify to the other party in writing.

10. **AMENDMENT; WAIVER; ASSIGNMENT**. No provisions of this Agreement may be modified, supplemented, waived or discharged unless such waiver, modification or discharge is agreed to in a writing signed by the Consultant and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or in compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The Consultant may not assign this Agreement.

11. **SEVERABILITY**. The Company and the Consultant (and AH) agree that if any of the provisions or a part of any provision of this Agreement are deemed illegal or unenforceable, such provision or part of a provision shall be considered separate and several from this Agreement, and the remaining provisions or part of a provision of this Agreement shall continue in force (with such modifications as may be necessary

to preserve the intent of the parties at the time of contracting) and be binding upon the parties as though such provision or part of a provision had never been included.

12. **ENTIRE AGREEMENT; HEADINGS**. This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto; and any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and canceled. Headings and subheadings are for ease of reference only and shall not be considered to be a part of this Agreement.

13. **BURDEN AND BENEFIT**. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, personal and legal representatives, successors and permitted assigns.

14. **GOVERNING LAW**. Any dispute as to the validity, interpretation or performance of this agreement shall be determined in accordance with the laws and by the courts of the State of New Jersey without regard to conflict of law rules or principles.

15. **JURISDICTION**. Except as otherwise provided for herein, each of the parties (a) submits to the exclusive jurisdiction of any state court sitting in New York, New York or federal court sitting in New York County in any action or proceeding arising out of or relating to this Agreement, (b) agrees that all claims in respect of the action or proceeding may be heard and determined in any such court, (c) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court and (d) WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Any party may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for giving of notices in Section 9. Nothing in this Section, however, shall affect the right of any party to serve legal process in any other manner permitted by law.

16. **COUNTERPARTS**. This Agreement may be executed (including, without limitation, by facsimile or other electronic signature) in one or more counterparts, each of which shall comprise an original and all of which shall be considered a single agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day, month and year first above written.

MILESTONE SCIENTIFIC INC.

By: Neal Goldman
Name: Neal Goldman
Title: trustee
12/18/2024

RH CONSULTING LLC

By: Arjan Haverhals
Name: Arjan Haverhals
Title: Partner

Accepted and Agreed:

Arjan Haverhals

Arjan Haverhals 12/18/2024

Schedule A

Services

Provide assistance and guidance on sales and business strategies for both the dental and medical business, including quarterly sales forecast

Support and interact with the medical team on reimbursement strategies and distributor management

Support and interact with the dental team (VP Sales and Business Development) on sales growth, international expansion

Assist in international medical business expansion
Provide input and guidance on marketing and educational strategies

Soundboard for R&D projects – like Morpho

[

Exhibit A

AGREEMENT

This **COVENANT AGREEMENT** (the "**Agreement**"), dated and effective as of January 1, 2025, is made by and between **MILESTONE SCIENTIFIC INC.**, a Delaware corporation (together with its successors and affiliates, the "**Company**") **RH CONSULTING LLC**, a Massachusetts limited liability company (the "**Consultant**"), and **ARJAN HAVERHALS** ("**AH**"). This Agreement is entered into pursuant to the Consulting Agreement, dated as of January 1, 2025, between the Company and the Consultant regarding the Consultant's services for the Company (as amended from time to time, the "**Consulting Agreement**"). As used herein, the term "**Company**" shall include the Company and its direct and indirect subsidiaries, and the term "**Consultant**" shall include AH and its other equity holders, managers and officers. Other capitalized terms used but not defined in this Agreement have the meanings ascribed to them in the Consulting Agreement.

1. <u>Nondisclosure of Proprietary Information</u>.

(a) Except in connection with the faithful performance of the Consultant's duties under the Consulting Agreement and as provided herein, the Consultant shall, in perpetuity, maintain in confidence and shall not directly, indirectly or otherwise, use, disseminate, disclose or publish, or use for the Consultant's benefit or the benefit of any person, firm, corporation or other entity any confidential or proprietary information, trade secrets or intellectual property ("**Proprietary Information**"), of or relating to the Company and the Company's customers, distributors, vendors, suppliers and consultants (each a "**Company Party**"), or deliver to any person, firm, corporation or other entity any document, record, notebook, computer program or similar repository of or containing any such Proprietary Information. The parties hereby stipulate and agree that as between them the Proprietary Information is important, material and affects the successful conduct of the businesses of the Company (and of any successor or assignee of the Company). The Consultant acknowledges and agrees that these steps to maintain the confidentiality of the Proprietary Information are reasonable and that it is reasonable and necessary for the Company to take such steps.

(b) Upon termination of the Consultant's employment with the Company for any reason, the Consultant will promptly deliver to the Company all correspondence, drawings, manuals, letters, notes, notebooks, reports, programs, plans, proposals, financial documents, computer disk drives, flash drives, disks, or any other materials consisting of, including or relating to Proprietary Information in his possession.

(c) Notwithstanding the foregoing, the Consultant may respond to a lawful and valid subpoena or other legal or administrative process but: (i) shall give the Company the earliest practicable notice thereof, (ii) shall, as much in advance of the return date as practicable, make available to the Company and its counsel the documents and other information sought and (iii) shall assist such counsel at the Company's expense in resisting or otherwise responding to such process.

(d) Nothing in this Agreement shall prohibit the Consultant from (i) disclosing information and documents when required by law, subpoena, court or administrative order (subject to the requirements of Section 1(c) above), (ii) disclosing information and documents related to his own personal benefits, entitlements and obligations in confidence to his attorney or tax or financial adviser for the purpose of securing legal or tax advice, (iii) disclosing the post-engagement restrictions in this Agreement in confidence to any potential new employer, (iv) reporting possible violations of federal law or regulations to any governmental agency or entity, including but not limited to the Department of Justice, the Securities and Exchange Commission or making other disclosures that are protected under the whistleblower provisions of federal or state law or regulations, or (v) retaining, at any time, his personal correspondence, his personal rolodex and documents related to his own personal benefits, entitlements and obligations.

(e) For purposes hereof, "**Proprietary Information**" does not include information which (i) becomes publicly available, other than by disclosure by the Consultant in violation of this Agreement, (ii) is contained in a publicly available document, or (iii) was known to the Consultant before the Consultant commenced employment with or other provision of services for the Company.

2. Non-Solicitation; Non-Compete; Non-Disparagement.

(a) At any time during the term of his retention with the Company (the "**Consulting Period**") and for a period of thirty-six (36) months immediately following the end of the Consulting Period, the Consultant shall not, directly or indirectly, either for himself or on behalf of any other person, firm, corporation or other entity, (i) recruit or otherwise solicit, encourage or induce any employee, client, customer or investor of any Company Party to terminate such person or entity's employment or other arrangement with a Company Party, or otherwise to change such person or entity's relationship with a Company Party, (ii) hire or offer to employ or retain or offer to retain as a consultant or advisor or in any other capacity (or cause or influence any other person or entity to hire or offer to employ or retain or offer to retain as a consultant or advisor or in any other capacity) any person who was employed by the Company in a similar capacity as such person is employed by the Company in a manner which would deprive the Company of the services of such person or (iii) cause or seek to cause any client or customer of, or investor in, any Company Party to become a client or customer of, or investor in, any business or activity that competes with the business of the Company and in which the Consultant becomes engaged (directly or indirectly) or otherwise has a financial interest.

(b) At any time during the Consulting Period and for a period of twelve (12) months immediately following the end of the Consulting Period, the Consultant shall not, directly or indirectly, either for himself or on behalf of any other person, firm, corporation or other entity, shall not, directly or indirectly; (i) in any manner, engage in any business which competes with any business conducted by the Company (including any subsidiary) and will not directly or indirectly own, manage, operate, join, control or participate in the ownership, management, operation or control of, or be employed by or connected in any manner with any corporation, firm or business that is so engaged (*provided, however*, that nothing herein shall prohibit the Consultant from owning not more than three percent (3%) of the outstanding stock of any publicly held corporation).

(c) The Consultant agrees not to make any disparaging remarks about any Company Party, or any of their practices, or any Company Party's directors, managers, officers, equity holders or trustees either orally or in writing, at any time.

3. Inventions and Other Works. During the Consulting Period, the Consultant may either alone or with others, author, create, conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, or assist in the authoring, creation, conception, development or reduction to practice of documents, materials, designs, drawings, processes, Proprietary Information and other works which relate to the business of the Company or are otherwise capable of being used by the Company ("**Works**"). The Consultant agrees that any and all Works and the related intellectual property and other rights in those Works including, without limitation, inventions, patents, copyrights, mask works, design rights, database rights, trademarks, service marks, internet rights/domain names, trade secrets and know-how (whether registered or unregistered and including any applications or rights to apply) subsisting anywhere in the world in any and all media now existing or hereafter created (collectively, "**Works IP Rights**") will belong solely to and be the absolute property of the Company. The Consultant agrees that all original works of authorship which are made by the Consultant (solely or jointly with others) within the scope of and during the period of his retention with the Company and which are protectable by copyright are "works made for hire," as that term is defined in the United States Copyright Act. The Consultant hereby assigns with full title guarantee to the Company by way of present assignment of all Works IP Rights, all intellectual property rights in the Works. The Consultant hereby irrevocably and unconditionally waives any moral rights which he may have in any Works. The Consultant shall immediately disclose to the Company all Works and all Works IP Rights, and shall immediately on request by the Company (whether during or after the termination of his Consulting Period) and at the expense of the Company execute all instruments and do all things necessary for vesting in the Company (or such other person as the Company may designate) all right, title and interest to and in the Works and Works IP Rights and as otherwise necessary for giving to the Company the full benefit of this clause. Notwithstanding the foregoing, Works and Works IP Rights does not apply to any invention for which no equipment, supplies, facility, or trade secret information of the Company was used and which was developed entirely on the Consultant's own time, unless (a) the invention relates (i) to the Business, or (ii) to the Company's actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by the Consultant for the Company.

4. Patent and Copyright Registrations. The Consultant agrees to assist the Company, or its designee, at the Company's expense, in every proper way to secure the Company's rights in the inventions and any copyrights,

patents, mask work rights or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which the Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns, and nominees the sole and exclusive rights, title and interest in and to such Inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto. The Consultant further agrees that his obligation to execute or cause to be executed, when it is in his power to do so, any such instrument or papers shall continue after the termination of this Agreement.

5. Injunctive Relief. It is recognized and acknowledged by the Consultant that a breach of one or more of the covenants contained in Sections 1, 2, 3 and 4 may cause irreparable damage to the Company and its goodwill, the exact amount of which will be difficult or impossible to ascertain, and that the remedies at law for any such breach may be inadequate. Accordingly, the Consultant agrees that in the event of a breach or threatened breach of any of the covenants contained in Sections 1, 2, 3 and 4, in addition to any other remedy which may be available at law or in equity, the Company shall be entitled to seek injunctive relief and special performance to prevent or prohibit such breach. The Consultant agrees to waive any requirements for the securing or posting of any bond in connection with such remedy.

6. Tolling. In the event of the breach by the Consultant of any covenants contained in Sections 1, 2, 3 or 4 the running of the applicable period of restriction shall be automatically tolled and suspended for the amount of time that the breach continues, and shall automatically recommence when the breach is remedied so that the Company shall receive the benefit of the Consultant's compliance with such covenants.

7. Assignment and Successors. The Company may assign its rights and obligations under this Agreement to any successor to all or substantially all of the business or the assets of the Company (by merger or otherwise), and may assign or encumber this Agreement and its rights hereunder as security for indebtedness of the Company and its affiliates. This Agreement shall be binding upon and inure to the benefit of parties to this Agreement and their respective heirs, executors, administrators, personal and legal representatives, successors and permitted assigns. None of the Consultant's rights or obligations may be assigned or transferred by the Consultant, other than the Consultant's rights to payments hereunder, which may be transferred only by will or operation of law.

8. Governing Law. This Agreement shall be governed, construed, interpreted and enforced in accordance with its express terms, and otherwise in accordance with the substantive laws of the State of New York, without reference to the principles of conflicts of law or choice of law of the State of New York or of any other jurisdiction, and where applicable, the laws of the United States.

9. Counterparts. This Agreement may be executed (including, without limitation, by facsimile or other electronic signature) in several counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement. Signatures delivered by facsimile shall be deemed effective for all purposes.

10. Entire Agreement. The terms of this Agreement and the Consulting Agreement are intended by the parties to be the final expression of their agreement with respect to the subject matter hereof and to supersede all prior understandings and agreements, whether written or oral. The parties further intend that this Agreement shall constitute the complete and exclusive statement of their terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative, or other legal proceeding to vary the terms of this Agreement.

11. Amendments; Waivers. This Agreement may not be modified or amended except by an instrument in writing, signed by the Consultant and the Chairman of the Board of the Company. By an instrument in writing similarly executed, the Consultant or the Company may waive compliance by the other party with any specifically identified provision of this Agreement that such other party was or is obligated to comply with or perform; *provided, however,* that such waiver shall not operate as a waiver of, or estoppel with respect to, any other or subsequent breach or failure to comply or perform. No failure to exercise and no delay in exercising any right, remedy, or power hereunder shall preclude any other or further exercise of any other right, remedy, or power provided herein or by law or in equity. Except as otherwise set forth in this Agreement, the respective rights and obligations of the parties under this Agreement shall survive any termination of the Consultant's retention by the Company.

12. <u>Enforcement.</u> If any term, provision, covenant or condition of this Agreement is held by a court of competent jurisdiction to exceed the limitations permitted by applicable law, as determined by such court in such action, then the provisions will be deemed reformed to the maximum limitations permitted by applicable law and the parties hereby expressly acknowledge their desire that in such event such action be taken. If any provision of this Agreement is held to be illegal, invalid or unenforceable during the term of this Agreement after application of the first sentence of this Section 12, then such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a portion of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

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IN WITNESS WHEREOF, the parties have executed this Covenant Agreement on the date and year first above written.

The Company:

MILESTONE SCIENTIFIC INC.

By: Neal Goldman

Name: Neal Goldman
Title: Chairman of Board Directors

12/18/2024

The Consultant:

RH CONSULTING LLC

By: Arjan Haverhals

Name: Arjan Haverhals
Title: Partner

12/18/2024

ACKNOWLEDGED AND AGREED:

Arjan Haverhals

Arjan Haverhals

[*Signature Page to Covenant Agreement*]